Exhibit 15.4

Deloitte, Inc.
Contadores Públicos Autorizados
RUC 16292-152-155203 D.V. 65
Torre Banco Panamá, piso 12
Avenida Boulevard y la Rotonda
Costa del Este, Panamá
Apartado 0816-01558
Panamá, Rep. de Panamá

Teléfono: (507) 303-4100
Fax: (507) 269-2386
infopanama@deloitte.com
 www.deloitte.com/pa

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statement on Form S-8 (No. 333-201716) of Kenon Holdings Ltd. of our report dated April 13, 2017, appearing in the annual report on Form 20-F of Kenon Holdings Ltd., relating to the Combined Financial Statements of Distribuidora de Electricidad de Occidente, S.A. (“DEOCSA”) and Distribuidora de Electricidad de Oriente, S.A. (“DEORSA”) as of December 31, 2016 and for the year then ended (such Combined Financial Statements are not separately presented in Kenon Holdings Ltd. ’s annual report on Form 20-F), which report expresses an unqualified opinion and includes explanatory paragraphs referring to (i) the reduction in the capital stock of DEOCSA and DEORSA and (ii) the recoverability of a receivable derived from the claim with the Guatemalan Tax Authority (Superintendencia de Administración Tributaria).

Panama City, Panama
 April 18, 2017

/s/ Deloitte, Inc.

Deloitte LATCO
Firma miembro de
Deloitte Touche Tohmatsu Limited